Consent of Independent Accountants
                              --------------------


We consent to the incorporation by reference in the registration statements of New England Telephone and Telegraph Company on Form S-3 (File Nos. 33-49533 and 33-50631) of our report dated February 7, 1997, on our audits of the financial statements and financial statement schedule of New England Telephone and Telegraph Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.










Coopers & Lybrand L.L.P.
New York, New York
March 25, 1997